Exhibit 4.6

APACHE DEEPWATER LLC
(formerly named ZMZ Acquisitions LLC)
as the Company,
APACHE MEI FINANCE, INC.,
as Co-Issuer,
the Guarantor parties named herein
and
WELLS FARGO BANK, N. A.,
as the Trustee
THIRD SUPPLEMENTAL INDENTURE
Dated as of November 10, 2010
to
INDENTURE
Dated as of April 24, 2006
7 1/2% Senior Notes due 2013

TABLE OF CONTENTS

Page
ARTICLE 1 Relation to Indenture; Definitions	2
SECTION 1.01. Relation to Indenture	2
SECTION 1.02. Definitions	2
SECTION 1.03. General References	2

ARTICLE 2 Assumption of Obligations	2
SECTION 2.01. Assumption of Obligations	2

ARTICLE 3 Miscellaneous	2
SECTION 3.01. Certain Trustee Matters	2
SECTION 3.02. Continued Effect	2
SECTION 3.03. Governing Law	2
SECTION 3.04. Counterparts	3

     THIRD SUPPLEMENTAL INDENTURE, dated as of November 10, 2010 (this “Third Supplemental Indenture”) between APACHE DEEPWATER LLC, a Delaware limited liability company (formerly named ZMZ Acquisitions LLC) (the “Company”), APACHE MEI FINANCE, INC., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), the GUARANTORS (as defined in the Indenture referred to herein), and WELLS FARGO BANK, N. A., as trustee under the Indenture referred to herein (in such capacity, the “Trustee”).
RECITALS
     WHEREAS, Mariner Energy, Inc., a Delaware corporation (“Mariner”), the Guarantors and the Trustee are parties to an Indenture, dated as of April 24, 2006 (the “Base Indenture”), providing for the issuance of Mariner’s 7 1/2% Senior Notes due 2013 (the “Notes”) (such Base Indenture, as amended and supplemented from time to time (including without limitation pursuant to this Third Supplemental Indenture), being referred to herein as the “Indenture”); and
     WHEREAS, Section 4.1 of the Indenture provides that Mariner will not, directly or indirectly, merge with or into another Person (as defined in the Indenture) unless, inter alia, the Person surviving any such merger (if other than Mariner) assumes all the obligations of Mariner under the Notes, the Indenture and any Registration Rights Agreement (as defined in the Indenture) pursuant to a supplemental indenture and other agreements reasonably satisfactory to the Trustee; and
     WHEREAS, immediately prior to the effectiveness of this Third Supplemental Indenture, Mariner has merged with and into the Company, with the Company being the surviving entity of such merger; and
     WHEREAS, pursuant to Section 4.1 of the Indenture, the Company desires to assume all the obligations of Mariner under the Notes and the Indenture pursuant to this Third Supplemental Indenture; and
     WHEREAS, Section 4.1 of the Indenture provides that a corporate co-issuer of the Notes will be added to the Indenture by agreements reasonably satisfactory to the Trustee in the event that the Company is not a corporation; and
     WHEREAS, pursuant to Section 4.1 of the Indenture, Co-Issuer desires to assume all the obligations of a co-issuer under the Notes and the Indenture pursuant to this Third Supplemental Indenture; and
     WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Third Supplemental Indenture without consent of any Holder (as defined in the Indenture); and
     WHEREAS, the execution and delivery of this Third Supplemental Indenture has been duly authorized by the parties hereto, and all other acts necessary to make this Third Supplemental Indenture a valid and binding supplement to the Indenture effectively amending the Indenture as set forth herein have been duly taken; and
     NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders (as defined in the Indenture) of the Notes, as follows:

ARTICLE 1
Relation to Indenture; Definitions
     SECTION 1.01. Relation to Indenture.
     With respect to the Notes, this Third Supplemental Indenture constitutes an integral part of the Indenture.
     SECTION 1.02. Definitions.
     For all purposes of this Third Supplemental Indenture, except as otherwise expressly provided herein, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Indenture.
     SECTION 1.03. General References.
     All references in this Third Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Third Supplemental Indenture; and the terms “herein”, “hereof”, “hereunder” and any other word of similar import refers to this Third Supplemental Indenture.
ARTICLE 2
Assumption of Obligations
     SECTION 2.01. Assumption of Obligations.
     Pursuant to Section 4.1 of the Indenture, the Issuers hereby assume all the obligations of Mariner under the Notes and the Indenture.
ARTICLE 3
Miscellaneous
     SECTION 3.01. Certain Trustee Matters.
     The recitals contained herein shall be taken as the statements of the Issuers and the Guarantors, and the Trustee assumes no responsibility for their correctness.
     The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture or the proper authorization or due execution thereof by the Issuers or the Guarantors.
     SECTION 3.02. Continued Effect.
     Except as expressly supplemented and amended by this Third Supplemental Indenture, the Indenture (as supplemented and amended to date) shall continue in full force and effect in accordance with the provisions thereof, and the Indenture (as so supplemented and amended, and as further supplemented and amended by this Third Supplemental Indenture) is in all respects hereby ratified and confirmed. This Third Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.
     SECTION 3.03. Governing Law.
     This Third Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

2

     SECTION 3.04. Counterparts.
     This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
(Signature Pages Follow)

3

     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed and delivered, all as of the day and year first above written.

COMPANY: APACHE DEEPWATER LLC (formerly named ZMZ Acquisitions LLC)
By:	/s/ Matthew W. Dundrea
	Name:	Matthew W. Dundrea
	Title:	Vice President and Treasurer

CO-ISSUER: APACHE MEI FINANCE, INC.
By:	/s/ Matthew W. Dundrea
	Name:	Matthew W. Dundrea
	Title:	Vice President and Treasurer

GUARANTORS: MARINER LP LLC
By:	/s/ Matthew W. Dundrea
	Name:	Matthew W. Dundrea
	Title:	Vice President and Treasurer of Apache Deepwater LLC, sole member and successor by merger to Mariner Energy, Inc.

MARINER ENERGY RESOURCES, INC.
By:	/s/ Matthew W. Dundrea
	Name:	Matthew W. Dundrea
	Title:	Vice President and Treasurer

MC BELTWAY 8 LLC
By:	/s/ Matthew W. Dundrea
	Name:	Matthew W. Dundrea
	Title:	Vice President and Treasurer of Apache Deepwater LLC, sole member and successor by merger to Mariner Energy, Inc.
SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE

MARINER GULF OF MEXICO LLC
By:	Apache Deepwater LLC, its sole member

By:	/s/ Matthew W. Dundrea
	Name:	Matthew W. Dundrea
	Title:	Vice President and Treasurer

EDGE PETROLEUM EXPLORATION COMPANY
By:	/s/ Matthew W. Dundrea
	Name:	Matthew W. Dundrea
	Title:	Vice President and Treasurer

MILLER EXPLORATION COMPANY
By:	/s/ Matthew W. Dundrea
	Name:	Matthew W. Dundrea
	Title:	Vice President and Treasurer

EDGE PETROLEUM OPERATING COMPANY, INC.
By:	/s/ Matthew W. Dundrea
	Name:	Matthew W. Dundrea
	Title:	Vice President and Treasurer

EDGE PETROLEUM PRODUCTION COMPANY
By:	/s/ Matthew W. Dundrea
	Name:	Matthew W. Dundrea
	Title:	Vice President and Treasurer

MILLER OIL CORPORATION
By:	/s/ Matthew W. Dundrea
	Name:	Matthew W. Dundrea
	Title:	Vice President and Treasurer
SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE

TRUSTEE: WELLS FARGO BANK, N. A., as Trustee
By:	/s/ Patrick Giordano
Authorized Signatory
SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE